Exhibit 99.1

FILING AGREEMENT DATED TO BE EFFECTIVE FEBRUARY 10, 2025

REGARDING JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree that:

(i)  Each is eligible to use the Schedule 13D attached hereto;

(ii)  he attached Schedule 13D is filed on behalf of each of the undersigned; and

(iii)  Each of the undersigned is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy if the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

Sentient Global Resources Fund III, L.P.

By: Sentient GP III, L.P., General Partner

By: Sentient Executive GP III, Limited,

General Partner

By: /s/ Mike de Leeuw

Mike de Leeuw, Director

Date: November 17, 2025

Sentient GP IV, L.P. By: /s/ Mike de Leeuw Mike de Leeuw, Director Date: November 17, 2025 Sentient Executive GP IV, Limited By: /s/ Mike de Leeuw Mike de Leeuw, Director Date: November 17, 2025
Sentient GP III, L.P. By: /s/ Mike de Leeuw Mike de Leeuw, Director Date: November 17, 2025 Sentient Executive GP III, Limited By: /s/ Mike de Leeuw Mike de Leeuw, Director Date: November 17, 2025

Sentient Global Resources Fund IV, L.P.

By: Sentient GP IV, L.P., General Partner

By: Sentient Executive GP IV, Limited,

General Partner

By: /s/ Mike de Leeuw

Mike de Leeuw, Director

Date: November 17, 2025